                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on Form S-3 (No. 333-40711) of our report, which includes an explanatory paragraph regarding the Company's ability to continue as a going concern, dated March 3, 1998, on our audits of the consolidated financial statements of SI Diamond Technology, Inc. and Subsidiaries. We also consent to the reference to our firm under the caption "Experts."



COOPERS & LYBRAND L.L.P.


Austin, Texas
June 17, 1998